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Exhibit 5.1

NORTH POINT • 901 LAKESIDE AVENUE • CLEVELAND, OHIO 44114.1190 TELEPHONE: +1.216.586.3939 • JONESDAY.COM
May 6, 2026
MPLX LP
200 E. Hardin Street
Findlay, Ohio 45840
Re:  Registration Statement on Form S-3 Filed by MPLX LP
Ladies and Gentlemen:
We have acted as counsel for MPLX LP, a Delaware limited partnership (the
“Partnership”), in connection with the authorization of the possible issuance and sale from time to time, on a delayed or continuous basis, by the Partnership of an indeterminate initial aggregate offering price or number of: (i) common units representing limited partner interests in the
Partnership (“Common Units”); (ii) other classes of units representing limited partner interests in the Partnership (“Other Units” and, collectively with the Common Units, “Partnership Units”);
(iii) senior debt securities of the Partnership (“Senior Debt Securities”), in one or more series, certain of which may be convertible into or exchangeable for Partnership Units; and (iv)
subordinated debt securities of the Partnership (“Subordinated Debt Securities” and, collectively with the Senior Debt Securities, “Debt Securities”), in one or more series, certain of which may be convertible into or exchangeable for Partnership Units, in each case as contemplated by the
Partnership’s Registration Statement on Form S-3 to which this opinion is filed as an exhibit (as the same may be amended from time to time, the “Registration Statement”). The Partnership
Units and the Debt Securities are referred to herein collectively as the “Securities.” The
Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities
Act of 1933 (the “Securities Act”).
In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion.
Based on the foregoing and subject to the further assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.The Common Units, upon receipt by the Partnership of such lawful consideration therefor as the Board of Directors (or an authorized committee thereof) of the general partner of the Partnership may determine, will be validly issued, fully paid and nonassessable, except as such nonassessability may be limited by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”) or within the Sixth Amended and Restated Agreement of Limited Partnership of the Partnership
(as amended from time to time, the “Partnership Agreement”).
MPLX LP
May 6, 2026

2.The Other Units, upon receipt by the Partnership of such lawful consideration therefor as the Board of Directors (or an authorized committee thereof) of the general partner of the
Partnership may determine, will be validly issued, fully paid and nonassessable, except as such nonassessability may be limited by Sections 17-303, 17-607 and 17-804 of the
Delaware Act or within the Partnership Agreement.

3.The Senior Debt Securities, upon receipt by the Partnership of such lawful consideration therefor as the Board of Directors (or an authorized committee thereof) of the general partner of the Partnership may determine, will constitute valid and binding obligations of the Partnership.

4.The Subordinated Debt Securities, upon receipt by the Partnership of such lawful consideration therefor as the Board of Directors (or an authorized committee thereof) of the general partner of the Partnership may determine, will constitute valid and binding obligations of the Partnership.
In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission
(the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each class or series of Securities will have been established in accordance with (A) authorizing resolutions adopted by the Board of Directors (or an authorized committee thereof) of the general partner of the Partnership and (B) the organizational documents of the Partnership, as well as applicable law; (iv) the Partnership will issue and deliver the Securities in the manner contemplated by the Registration Statement; (v) resolutions authorizing the Partnership to issue, offer and sell the Securities will have been adopted by the Board of Directors (or an authorized committee thereof) of the general partner of the Partnership and will be in full force and effect at all times at which the Securities are offered or sold by the Partnership; (vi) all Securities will be issued in compliance with applicable federal and state securities laws; and (vii) any Indenture (as defined below) will be governed by and construed in accordance with the laws of the State of
New York and will constitute a valid and binding obligation of each party thereto other than the
Partnership.
With respect to any Securities consisting of any series of Debt Securities, we have further assumed that: (i) (A) any Senior Debt Securities will have been issued pursuant to the indenture, dated as of February 12, 2015, by and between the Partnership and The Bank of New York
Mellon Trust Company, N.A., as trustee, as amended and supplemented as of the date hereof (the
“Senior Indenture”), (B) any Subordinated Debt Securities will have been issued pursuant to an indenture that has been authorized, executed and delivered by the Company and the applicable
MPLX LP
May 6, 2026

trustee in a form approved by us (the “Subordinated Indenture” and each of the Senior
Indenture and the Subordinated Indenture, an “Indenture”) and (C) each of the Senior Indenture and the Subordinated Indenture will have been qualified under the Trust Indenture Act of 1939;
(ii) all terms of such Debt Securities not provided for in the applicable Indenture will have been established in accordance with the provisions of the applicable Indenture and reflected in appropriate documentation approved by us and, if applicable, executed and delivered by the
Partnership and the applicable trustee; and (iii) such Debt Securities will be executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture.
The opinions expressed herein are limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally, and by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.
As to facts material to the opinions and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the
Partnership and others. The opinions expressed herein are limited to the Delaware Act and the laws of the State of New York, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.
We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the
Securities Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ Jones Day